UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2020

Aduro Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-37345	94-3348934
(Commission File No.)	(IRS Employer Identification No.)

740 Heinz Avenue

Berkeley, California

(Address of principal executive offices)

94710

(Zip Code)

Registrant’s telephone number, including area code: (510) 848-4400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ADRO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On March 19, 2020, Andrea van Elsas, Ph.D., the chief scientific officer of Aduro Biotech, Inc. (the “Company”), notified the Company of his intent to resign effective as of June 30, 2020 (the “Termination Date”) in connection with the Company’s previously announced corporate restructuring, which includes closure of the Aduro Biotech Europe headquarters in Oss, the Netherlands, where Dr. van Elsas is based. Dr. van Elsas will receive severance benefits in connection with his termination pursuant to the Aduro Biotech, Inc. Amended and Restated Severance Plan (the “Severance Plan”), as described in the Company’s Current Report on Form 8-K filed December 15, 2016, a copy of which was attached as Exhibit 10.1 to such Current Report and incorporated therein by reference. It is expected that Dr. van Elsas will continue to serve as chief scientific officer through the Termination Date to assist with the transition of his responsibilities.  In addition, it is expected that Dr. van Elsas will continue to advise the Company as a consultant following the Termination Date.  The Company and Dr. van Elsas are working on the terms of a consulting arrangement.

Special Note on Forward-Looking Statements

This current report on Form 8-K (“Current Report”) contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the Company’s intentions or current expectations concerning, among other things, Dr. van Elsas’s service through the Termination Date and the transition of his responsibilities and Dr. van Elsas continuing to advise the Company as a consultant following the Termination Date. In some cases, you can identify these statements by forward-looking words such as “may,” “will,” “continue,” “anticipate,” “intend,” “could,” “project,” “expect” or the negative or plural of these words or similar expressions. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, the effects of COVID-19 on the Company’s clinical programs, early or preliminary clinical trial results may not be predictive of future results, the Company’s history of net operating losses and uncertainty regarding its ability to achieve profitability, the Company’s ability to develop and commercialize its product candidates, the Company’s ability to use and expand its technologies to build a pipeline of product candidates, the Company’s ability to obtain and maintain regulatory approval of its product candidates, the Company’s ability to operate in a competitive industry and compete successfully against competitors that have greater resources than the Company does, the success of the Company’s restructuring, the Company’s reliance on third parties, and the Company’s ability to obtain and adequately protect intellectual property rights for its product candidates. Many of these risks are discussed in greater detail under the heading “Risk Factors” contained in the Company’s annual report on Form 10-K for the year ended December 31, 2019, which is on file with the Securities and Exchange Commission. Any forward-looking statements that we make in this Current Report speak only as of the date of this Current Report. The Company assumes no obligation to update its forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 24, 2020		Aduro Biotech, Inc.

	By:	/s/ William G. Kachioff
William G. Kachioff
Interim Chief Financial Officer